Instructions To Registered Holder And/Or

Book-Entry Transfer Facility Participant

From Beneficial Owner

of

Vitro , S.A.B. de C.V.

8.625% Senior Notes due 2012

Regulation S Notes (CUSIP P98100 AA 1 and ISIN USP98100AA12)

144A Notes (CUSIP 92851R AA 5 and ISIN US92851RAA59)

and

9.125% Senior Notes due 2017

Regulation S Notes (CUSIP P98100 AB 9 and ISIN USP98100AB94)

144A Notes (CUSIP 92851R AB 3 and ISIN US92851RAB33)

To Registered Holders and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the prospectus, dated [_____], 2007, of Vitro, S.A.B. de C.V. and accompanying letter of transmittal, that together constitute Vitro, S.A.B. de C.V.'s offer to exchange up to U.S.$300,000,000 aggregate principal amount of 8.625% Senior Exchange Notes due 2012 (together with the guarantees thereof, the "New 2012 Notes"), which have been registered under the Securities Act of 1933, as amended, of Vitro, S.A.B. de C.V., for a like aggregate principal amount of 8.625% Senior Notes due 2012 (together with the guarantees thereof, the "Old 2012 Notes") of Vitro, S.A.B. de C.V. and up to U.S.$700,000,000 aggregate principal amount of 9.125% Senior Exchange Notes due 2017 (together with the guarantees thereof, the "New 2017 Notes" and, together with the New 2012 Notes, the "New Notes"), which have been registered under the Securities Act of 1933, as amended, of Vitro, S.A.B. de C.V., for a like aggregate principal amount of 9.125% Senior Notes due 2017 (together with the guarantees thereof, the "Old 2017 Notes" and, together with the Old 2012 Notes, the "Old Notes") of Vitro, S.A.B. de C.V.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount for each series):

U.S. $                             of Old 2012 Notes

U.S. $                             of Old 2017 Notes

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

..    TO TENDER ALL of the Old Notes held by you for the account of the undersigned.

..    TO TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered (if any)):

U.S. $                             of Old 2012 Notes

U.S. $                             of Old 2017 Notes

..    NOT TO TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the New Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of the New Notes, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such New Notes, (4) the undersigned is not an "affiliate" of Vitro, S.A.B. de C.V. within the meaning of Rule 405 under the Securities Act of 1933, as amended, and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If any Holder or any other person, including the undersigned, is an "affiliate," as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the notes to be acquired in the Exchange Offer, the Holder or any other person, including the undersigned: (i) may not rely on applicable interpretations of the staff of the SEC; and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a person in the United Kingdom, the undersigned represents that its ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business.

The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of Old Notes held for the undersigned's account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns the notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered notes, and that, when the same are accepted for exchange, Vitro, S.A.B. de C.V. will acquire good and marketable title to the tendered notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

SIGN HERE

Name of beneficial owner(s) (please print): ____________________________________________________

Signature(s): ___________________________________________________________________________

Address: ______________________________________________________________________________

Telephone Number: _____________________________________________________________________

Taxpayer Identification Number or Social Security Number: ______________________________________

Date: _________________________________________________________________________________